SERVICE AGREEMENT

This Agreement is made effective on the _11th_ day of _April_ , 2008

By and between

A) **DNA FINANCIAL SYSTEMS (HK) LTD.** ("DNAF") whose principal place of business is at Suite 1101, 11/F, Shanghai Industrial Investment Building, 48-62 Hennessy Road, Wanchai, Hong Kong;

And

B) **DNA SYSTEMS, INC.** ("DNAS") whose principal place of business is at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong;

Both parties hereby agree to the following:

1) RESPONSIBILITIES

1.1 DNAS shall:

1.1.1. Provide venues for DNAF to organize conferences, seminars, corporate trainings and programs in line with professional events
1.1.2. Set up venues, with regard to seating, decorations, refreshments and menus
1.1.3. Facilitate time schedules and the event flow
1.1.4. Serve as a point of contact for site staff and participants
1.1.5. Design and send out invitation letters to participants
1.1.6. Oversee, adjust and manage the event area and audio-visual setup
1.1.7. Supervise the cleanup, packing and shipping of materials and products

1.2 DNAF shall:

1.2.1 Prepare a list of participants for DNAS
1.2.2 Provide DNAS with the time schedules that they desire
1.2.3 Comply with all laws in the conduct of its business
1.2.4 Not do or omit to do anything which may bring DNAS into disrepute
1.2.5 Not use the service of any other person, entity or organization in the performance of DNAS's duties without prior written consent of DNAS

2) CHARGES

2.1 **Compensation** – DNAF shall pay DNAS for services rendered to DNAF under this Agreement. The fees of the services DNAS provided are not in a standard amount, it could be dependent upon the size, type and duration of the event. The fees shall be paid on the first of the month following the month the events were organized by DNAS.

2.2 **Reimbursement –** DNAF agrees to reimburse DNAS for all actual reasonable and necessary expenditures, which are directly related to the event. These expenditures include, but are not limited to, expenses related to travel, telephone calls, and postal expenditure. Expenses incurred by DNAS will be reimbursed by DNAF within 15 days of DNAS's proper written request for reimbursement.

3) PAYMENTS

3.1 All fees will be payable to bank account within thirty (30) days after receipt of an invoice from DNAS and shall be in (US$) or (HK$) unless otherwise explicitly agreed in writing by both parties.

3.2 Any discrepancies relating to the invoice must be reported in writing to DNAS within 7 days from the date of invoice.

4) SERVICE COMMENCEMENT DATE

The Service Commencement Date will be approximately 2 weeks from the date of this agreement.

5) TERMS AND TERMINATION

5.1 **TERM:** The term of this Agreement will begin on the effective date (date of signature) and will end thirty-six (36) months later, unless terminated earlier in accordance with the provisions hereof. Thereafter this Agreement will be automatically renewed for successive one (1) year terms unless either party elects to terminate by providing written notice of such termination to the other party at least ninety (90) days prior to the expiration date of the then current term.

5.2 **Termination upon default:** Either party shall be entitled to terminate this Agreement by thirty (30) days prior written notice to the other party if the other party commits a material breach of any of its obligations under this Agreement and, if such breach is remediable, fails to remedy such material breach within thirty (30) days following receipt of written notice specifying the breach.

5.3 **Termination upon insolvency:** Either party may terminate this Agreement immediately by notice in writing if the other party its successors or permitted assigns, suspend business, make an absolute assignment of the bulk of its assets for the benefit of creditors, make any arrangement or composition for the benefit of its creditors, consent to the appointment of a liquidator, trustee, custodian, examiner or receiver (or similar official), or be declared insolvent or bankrupt; or if a liquidator, trustee, custodian, examiner or receiver (or similar official) is appointed for the party over a substantial part of its property without its consent and is not discharged within sixty (60) days of such appointment; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings are instituted by or against the party and are not dismissed within sixty (60) days of the commencement thereof; or if the party becomes unable to pay its debts as they fall due, ceases or threatens to cease to carry on its business or substantially the whole of its business or if any event analogous to any of the forgoing occurs in any jurisdiction.

6) MISCELLANEOUS

6.1 **Governing Law** – This Agreement will be governed by and construed in accordance with the laws of The Hong Kong Special Administrative Region.

6.2 **Offers of Employment** – For the Term of this Agreement, and for a period of one (1) year thereafter, neither party shall solicit for employment nor employ, either directly or indirectly, persons in, or who had been in, the employment of the other party and who have worked on any matter related to this Agreement, without the prior written consent of the other party.

6.3 **Non-assignability** – This Agreement shall be binding on and ensure to the benefit of the successors of the parties and shall not be assignable without the consent of DNAF. In the event DNAF so consents such assignee shall enter into a written undertaking to be bound by the terms of this Agreement.

6.4 **Severability** – Each provision of this Agreement is declared to be severable. In the event that any portion of this Agreement is found to be invalid, void, or for any reason unenforceable, then that provision shall have no force or effect to the extent of such illegality, but such finding shall not affect or invalidate the remainder of this Agreement which shall otherwise remain in full force and effect.

6.5 **Force Majeure** – Either party shall be excused for failures and delays in performance of its obligations under this Agreement caused by fire, flood, war, civil commotion, sabotage, statute order or any regulation of the government, public or local authority, acts of God, strikes or labour disputes or other causes beyond the reasonable control of such party. This provision shall not release such party from using its best efforts to avoid or remove such cause and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. The party claiming force majeure shall give prompt written notice thereof to the other party.

6.6 **Notices** – Unless otherwise specified in this Agreement, all notices, requests, demands, and other communications required or permitted to be given pursuant to this Agreement must be in writing and in the English language. All such communications (except for invoices, payments, and other routine communications) which may be sent shall be deemed to have been given if delivered personally or sent by a courier service or by registered or certified mail, postage prepaid and return receipt requested, to the respective addresses of the parties as set forth in this Agreement or to such other address as one party may, from time to time, designate by notice to the other party.

6.7 **Headings** – The headings of the Paragraphs of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.8 **Entire Agreement and Waiver** – This Agreement together with the Annexes and any documents referred to herein replaces and supersedes all prior agreements between the parties and constitutes the final, complete and exclusive statement of agreement between the parties in respect of the subject matter hereof. This Agreement cannot be altered, enlarged, or abridged except in writing signed by both parties, and specified therein to be an amendment hereof. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or such party's right to thereafter enforce the same, and no waiver of any breach shall be construed as an agreement by such party to waive any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as first set forth above. Signed, sealed and delivered in the presence of:

DNA FINANCIAL SYSTEMS (HK) LTD.

Signature

Name: Antony Ying Ming, Choi

Title: CEO

Date: 11th April, 2008

DNA SYSTEMS, INC.

Signature

Name: Wilson Kin, Cheung

Title: President and Director

Date: 11th April, 2008